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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) - February 17, 2004


                               Sotheby's Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Michigan                        1-9750                38-2478409
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(State or other jurisdiction of       (Commission File         (IRS Employer
 incorporation or organization)            Number)           Identification No.)



38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan                                      48304
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:         (248) 646-2400
                                                          -------------------





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ITEM 5. Other Events

On February 17, 2004, Sotheby's Holdings, Inc. (the "Company") announced that it had sold its domestic luxury real estate brokerage business, Sotheby's International Realty, Inc., to Cendant Corporation and entered into an agreement with Cendant Corporation to license the Sotheby's International Realty brand for a 100-year term, consisting of an initial 50-year term and a 50-year renewal option. The total cash purchase price for the company-owned real estate brokerage operations as well as the license agreement was approximately $100 million, plus an ongoing license fee based on future royalties from the development of the Sotheby's International Realty franchise system and company-owned operations. The press release discussing the sale and the licensing agreement is included as Exhibit 99.1 to this Form 8-K.

ITEM 7. Financial Statements and Exhibits

(c)  Exhibits

     99.1  Press release, dated February 17, 2004





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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SOTHEBY'S HOLDINGS, INC.




                                            By:   /s/ Michael L. Gillis
                                                  ---------------------
                                                  Michael L. Gillis
                                                  Senior Vice President,
                                                  Controller and Chief
                                                  Accounting Officer


                                            Date: February 17, 2004
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